1 21 EARNINGS REPORT Q 3 | N O V E M B E R 2 0 2 2 Exhibit 99.2

2 21 SAFE HARBOR STATEMENT This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” “combined adjusted EBITDA guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Q3 - 22 EARNINGS

3 21 Solid Financial Performance SUMMARY HIGHLIGHTS Q3 - 22 EARNINGS Q3-2022 Combined Adjusted EBITDA $394.7 Global Ingredients EBITDA $274.4 Feed Ingredients EBITDA $198.6 Food Ingredients EBITDA - Record Quarter $68.2 Fuel Ingredients EBITDA $143.4 EPS Diluted $1.17 Net Sales – Record Quarter $1.7 billion Shares Repurchased Year-to-Date $103.1 million Growing Shareholder Value FASA Group Acquisition Completed – Aug. 1, 2022 Definitive Agreement to purchase Gelnex – Oct. 18, 2022 De Jong Recycling Acquisition – Oct. 31, 2022 Miropasz Group Acquisition – Nov. 2, 2022 DGD 3 Start-up – Nov, 2022

Strong 3Q and YTD Earnings

In millions, except per share	Q3-2022	Q3-2021	% variance	YTD 2022	YTD 2021	% variance
Net Sales	$1,747.6	$1,185.9	47.4%	$4,764.1	$3,431.3	38.8%
Gross Margin	$376.4	$326.3	15.4%	$1,140.8	$920.8	23.9%
Gross Margin %	21.5%*	27.5%**	(21.8%)**	23.9%*	26.8%**	(10.8%)**
Net Income	$191,081	$146,812	30.2%	$581,130	$495,160	17.4%
EPS Diluted	$1.17	$0.88	33%	$3.54	$2.96	19.6%

* Reflects lower Valley Proteins margins, FX impacts and one-time FASA inventory step-up charge
** Q3 2021 included an Alternative Fuel Mixture Credit in the fuel segment

EBITDA In millions	Q3-2022	Q3-2021	% variance	YTD 2022	YTD 2021	% variance
Feed	$198.6	$161.2	23.2%	$618.7	$446.2	38.7%
Food	$68.2	$46.1	47.9%	$191.3	$145.5	31.5%
Fuel (1)	$143.4	$95.6	50%	$364.2	$378.5	(3.8%)
Corporate	($15.5)	($13.4)	(15.7%)	($46.3)	($42.2)	(9.7%)
Total combined adjusted EBITDA	$394.7	$289.6	36.3%	$1,127.9	$928.1	21.5%

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA

Balance Sheet

In millions, except per ratio data	As of 10/1/2022	As of 1/1/2022
Cash (including restricted)	$126.1	$69.1
Revolver availability	$1,354.5	$1,285.9
Net working capital	$471.6	$291.7
Total debt	$3,284.6	$1,463.4
Leverage ratio (2)	2.48	1.57

(2) Per bank covenant

Darling Ingredients Quarterly Gross Margin %



28%
23%
18%
27.5%
24.5%
25.3%
25.4%
21.5%
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22

4 21

5 21 Food 17%Feed 48% Fuel 35% Food Feed Fuel Combined Adjusted EBITDA Q3 2022 % of Total EBITDA by Segment $222 $230 $224 $244 $312 $274 $132 $60 $83 $87 $91 $120 $0 $150 $300 $450 Global Ingredients DGD $353.7 $289.6 (In millions) $306.8 $330.7 $394.7 Q2 22Q1 22Q4 21Q3 21Q2 21 Q3 22 $402.6 (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA Third Quarter EBITDA Foreign Currency Exchange Impact Q3 ($18.4) million YTD 2022 ($41.6) million

Feed Segment

Strong raw material volumes

Key Drivers

- Raw materials volumes up 39.6% quarter over quarter, 21.8% year to date
- Net sales growth up 65.4% quarter over quarter, driven by Valley Proteins and FASA acquisitions
- Higher fat prices and increased raw materials volumes drove a 9.8% increase in operating income
- Energy costs in Europe are challenging, more than doubling year over year
- Significant operational challenges due to summer heat with new Valley Protein plants
- FASA inventory write up
- Container availability improved Q3 over Q2 and expected to continue to improve in Q4

US $ (in millions)	Q3-2022	Q3-2021	YTD-2022	YTD-2021
Net Sales	$ 1,273,142	$ 769,626	$ 3,322,927	$2,193,002
Cost of sales & operating expenses	1,012,899	553,662	2,522,728	1,584,667
Gross Margin	$ 260,243	$ 215,964	$ 800,199	$ 608,335
Gain on sale of assets	(2,290)	(229)	(3,595)	(490)
Selling, general & administrative expenses	63,973	54,997	185,045	162,594
Restructuring and asset impairment charges	-	-	8,557	-
Depreciation & amortization	80,679	53,824	203,967	162,404
Segment operating income	$ 117,881	$ 107,372	$ 406,225	$ 283,827
Equity in net income of other unconsolidated subsidiaries	$ 2,301	$ 1,647	$ 5,933	$ 4,199
Segment Income	$ 120,182	$ 109,019	$ 412,158	$ 288,026
Segment EBITDA	**$ 198,560**	**$ 161,196**	**$ 618,749**	**$ 446,231**
Raw material processed (mmts)*	3.1	2.2	8.1	6.7

6 21

Feed Segment

Strong export demand for North American proteins

US $ (in millions)	Fats	Proteins	Other	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Three Months Ended Oct. 2, 2021	$ 307.9	$ 258.0	$ 43.7	$ 609.6	$ 69.9	$ 80.6	$ 9.5	$ 769.6
Increase/(Decrease) in sales volumes	126.6	101.7	-	228.3	25.6	(2.1)	-	251.8
Increase in finished goods prices	121.5	73.7	-	195.2	69.5	6.7	-	271.4
Decrease in currency exchange rates	(12.7)	(19.6)	-	(32.3)	(1.4)	(0.4)	-	(34.1)
Other change	-	-	7.4	7.4	-	-	7.0	14.4
Total Change	235.4	155.8	7.4	398.6	93.7	4.2	7.0	503.5
Net sales three months ended Oct. 1, 2022	$ 543.3	$ 413.8	$ 51.1	$ 1,008.2	$ 163.6	$ 84.8	$ 16.5	$ 1,273.1

US $ (in millions)	Fats	Proteins	Other	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Nine Months Ended Oct. 2, 2021	$ 829.5	$ 771.9	$ 132.1	$ 1,733.5	$ 207.4	$ 222.9	$ 29.2	$ 2,193.0
Increase in sales volumes	182.4	166.7	-	349.1	41.7	3.5	-	394.3
Increase in finished goods prices	422.1	136.2	-	558.3	164.1	27.1	-	749.5
Decrease in currency exchange rates	(23.4)	(39.7)	(2.0)	(65.1)	(2.0)	(0.6)	-	(67.7)
Other change	-	-	42.7	42.7	-	-	11.1	53.8
Total Change	581.1	263.2	40.7	885.0	203.8	30.0	11.1	1,129.9
Net sales nine months ended Oct. 1, 2022	$ 1,410.6	$ 1,035.1	$ 172.8	$ 2,618.5	$ 411.2	$ 252.9	$ 40.3	$ 3,322.9

7 21

8 21 Key Drivers • Improving product mix shift at Rousselot • Strong sales prices in edible fat markets • Casings business affected by Russia • Oct. 18, entered into definitive agreement to purchase all shares of Gelnex, leading global producer of collagen products – increases capacity for grass-fed bovine collagen in South America • Expect collagen peptides market to double in the next five years • Additional collagen capacity coming on- line early in 2023 Food Segment Continued Record Growth US $ (in millions) Q3-2022 Q3-2021 YTD-2022 YTD-2021 Net Sales $ 347,902 $ 311,856 $ 1,071,897 $ 926,952 Cost of sales & operating expenses 256,557 241,308 807,833 706,260 Gross Margin $ 91,345 $ 70,548 $ 264,064 $ 220,692 Loss/(gain) on sale of assets (809) (8) (891) (1) Selling, general & administrative expenses 23,909 24,417 73,608 75,150 Depreciation & amortization 14,408 14,933 44,307 45,666 Segment Income $ 53,837 $ 31,206 $ 147,040 $ 99,877 Segment EBITDA $ 68,245 $ 46,139 $ 191.347 $ 145,543 Raw material processed (mt)* 274,000 275,000 824,000 823,000

9 21 Food Segment Global Growth in Peptides 77% 14% 9% Q3 - 2022 % of Sales Breakdown Collagen Edible fats Other products $100 $120 $140 $160 $180 $200 $220 $240 $260 Food Segment Trailing 4Q adjusted EBITDA Trailing 4 Q's

10 21 Fuel Segment Key Drivers • Diamond Green Diesel sold 190 million gallons of renewable diesel, $1.26 EBITDA per gallon • Diamond Green Diesel III commissioning • Fat prices remained strong; LCFS prices softened, but RINs doing heavy lift • Green energy investments in Europe delivering as planned • Belgium expansion of new digester underway • Summer volumes in Rendac were strong US $ (in millions) Q3-2022 Q3-2021 YTD-2022 YTD-2021 Net Sales $ 126,555 $ 104,434 $ 369,297 $ 311,347 Cost of sales & operating expenses 101,781 64,634 292,760 219,534 Gross Margin 24,774 39,800 76,537 91,813 Gain on sale of assets (17) (264) (74) (302) Selling, general & administrative expenses 1,724 4,481 9,921 13,822 Restructuring and asset impairment charges - - - 778 Depreciation & amortization 7,284 6,361 20,894 19,214 Equity in net income of Diamond Green Diesel 103,414 53,951 248,898 281,964 Segment Income $ 119,197 $ 83,173 $ 294,694 $ 340,265 Segment EBITDA $23,067 $35,583 $66,690 $78,293 DGD adjusted EBITDA (Darling's Share) $120,333 $ 60,026 $297,503 $300,227 Segment EBITDA (1) $143,400 $ 95,609 $364,193 $378,520 Raw material processed (mt)*` 362,000 304,000 1,054,000 946,000

11 21 Fuel Segment High Feedstock Prices, Lower California LCFS, Volati le RINs Diamond Green Diesel US $ and gallons (in millions) Q3 2022 Q3 2021 YTD 2022 YTD 2021 EBITDA (Entity) – recorded w/no BTC $ 50.4 $ 58.4 $ 50.4 $377.0 EBITDA (Entity) – recorded including BTC $ 240.7 $ 120.1 $ 595.0 $600.5 Pro forma Adjusted EBITDA (Darling’s share) $ 120.3 $ 60.0 $ 297.5 $300.2 Total gallons produced 180.3 65.6 555.3 223.5 Total gallons sold/shipped 190.6 61.7 545.5 223.7 EBITDA per gallon sold/shipped $1.26 $1.95 $1.09 $2.68

12 21 Poised for Sustainable Growth Q3 - 22 EARNINGS Global Rendering Population growth and wealth creation will increase animal production, opportunistic bolt-on acquisitions Collagen Continued shift from gelatin to collagen peptides, as demand is forecasted to double in 5 years Green Energy Expansion of decarbonization solutions derived from animal and food waste Sustainable Aviation Fuel Operational readiness when market conditions permit

13 21 APPENDIX ADDITIONAL INFORMATION Q3-22 EARNINGS

14 21 Q3-22 EARNINGS Cal i fornia LCFS RIN Value History

15 21 Q3-22 EARNINGS Feed Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021Total 2021 Q1-2022 Q2-2022 Q3-2022 Net Sales $ 651.4 $ 771.9 $ 769.6 $ 846.5 $ 3,039.5 $ 879.4 $ 1,170.3 $ 1,273.1 Gross Margin 176.9 215.5 216.0 224.9 833.3 233.9 306.0 260.2 Gross Margin % 27.1% 27.9% 28.1% 26.6% 27.4% 26.6% 26.1% 20.4% Gain on sale of assets (0.1) (0.1) (0.2) (0.1) (0.6) (0.3) (1.0) (2.3) SG&A 52.6 55.0 55.0 57.5 220.1 56.2 64.9 64.0 SG&A Margin % 8.1% 7.1% 7.1% 6.8% 7.2% 6.4% 5.5% 5.0% Operating Income 69.8 106.7 107.4 111.0 394.8 123.7 164.6 117.9 Adj. EBITDA (1) $ 124.4 $ 160.7 $ 161.2 $ 167.5 $ 613.7 $ 178.0 $ 242.1 $ 198.6 Adj. EBITDA Margin % 19.1% 20.8% 20.9% 19.8% 20.2% 20.2% 20.7% 15.6% Raw Material Processed (mmts)* 2.23 2.19 2.22 2.27 8.92 2.31 2.70 3.1

16 21 Q3-22 EARNINGS Food Segment – Historical US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1 -2022 Q2-2022 Q3-2022 Net Sales $ 298.1 $ 317.0 $ 311.9 $ 344.7 $ 1,271.6 $ 354.8 $ 369.2 $ 347.9 Gross Margin 71.7 78.5 70.5 71.7 292.4 84.5 88.2 91.3 Gross Margin % 24.0% 24.8% 22.6% 20.8% 23.0% 23.8% 23.9% 26.3% Loss/(gain) on sale of assets 0.1 (0.0) (0.0) (0.1) (0.1) (0.1) (0.1) (0.8) SG&A 25.2 25.5 24.4 22.4 97.6 26.8 22.9 23.9 SG&A Margin % 8.5% 8.1% 7.8% 6.5% 7.7% 7.6% 6.2% 6.9% Operating Income 31.5 37.1 31.2 34.1 134.0 42.2 51.0 53.8 Adj. EBITDA $ 46.4 $ 53.0 $ 46.1 $ 49.4 $ 194.9 $ 57.7 $ 65.4 $ 68.2 Adj. EBITDA Margin % 15.6% 16.7% 14.8% 14.3% 15.3% 16.2% 17.7% 19.6% Raw Material Processed (mmts)* 0.26 0.27 0.28 0.29 1.11 0.28 0.27 0.27

17 21 Q3-22 EARNINGS F u e l S e g m e n t – H i s t o r i c a l (1) Includes Fuel Segment base EBITDA and Darling's share of DGD EBITDA. (2) Excludes feed stock (raw material) processed at the DGD joint venture. US$ (in millions) Q1-2021 Q2-2021 Q3-2021 Q4-2021 Total 2021 Q1-2022 Q2-2022 Q3-2022 Net Sales $ 97.2 $ 109.7 $ 104.4 $ 118.9 $ 430.2 $ 132.0 $ 110.7 $ 126.6 Gross Margin 25.4 26.6 39.8 24.5 116.3 27.3 24.4 24.8 Gross Margin % 26.1% 24.2% 38.1% 20.6% 27.0% 20.7% 22.1% 19.6% Gain on sale of assets 0.0 (0.1) (0.3) (0.0) (0.3) (0.0) (0.0) (0.0) SG&A 4.9 4.5 4.5 3.2 17.0 3.9 4.3 1.7 Restructuring and asset impairment charges 0.8 - - - 0.8 - - - Depreciation and amortization 6.2 6.7 6.4 6.2 25.4 6.6 6.9 7.3 Equity in net income of DGD 102.2 125.8 54.0 69.7 351.7 71.8 73.7 103.4 Operating Income 95.8 141.3 83.2 84.8 405.1 88.6 86.9 119.2 Base adjusted EBITDA 0.5 22.2 35.6 21.4 79.7 23.4 20.2 23.1 DGD adjusted EBITDA (Darling's Share) 108.2 132.0 60.0 83.2 383.4 86.6 90.6 120.3 Combined adjusted EBITDA (1) $ 108.8 $ 154.2 $ 95.6 $ 104.6 $ 483.1 $110.0 $110.8 143.4 Raw Material Processed (mmts) (2) 0.33 0.31 0.30 0.33 1.28 0.34 0.35 0.36

Historical Pricing

2022 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	2022 Average Jacobsen Prices (USD)																
Bleachable Fancy Tallow - Chicago Renderer / cwt	$67.00	$72.03	$74.70	$71.39	$75.60	$81.00	$81.76	$79.51	$82.00	$82.00	$77.62	$80.04					
Yellow Grease - Illinois / cwt	$45.38	$55.50	$60.02	$53.91	$58.00	$60.50	$61.74	$60.11	$60.50	$60.85	$61.64	$61.09					
Used Cooking Oil (UCO) - Illinois / cwt	$59.20	$63.47	$68.02	$63.89	$69.00	$69.00	$69.00	$68.89	$65.88	$64.00	$65.31	$64.98					
Meat and Bone Meal - Ruminant - IL/ ton	$275.50	$291.84	$374.50	$317.22	$360.00	$360.00	$379.52	$366.62	$405.00	$405.00	$399.29	$404.41					
Poultry By-Product Meal - Feed Grade - Mid South/ton	$358.38	$362.50	$380.00	$367.03	$380.00	$381.91	$393.93	$385.83	$390.00	$390.00	$390.71	$388.85					
Poultry By-Product Meal - Pet Food - Mid South/ton	$759.38	$764.50	$764.41	$761.70	$800.00	$826.20	$779.05	$801.36	$750.00	$800.00	$847.62	$762.27					

2022 Vegetable Oils Pricing Competing Ingredient for Feed Segment fats & biofuel feedstock	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	2022 Average Jacobsen Prices (USD)																
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$64.42	$69.42	$78.75	$71.30	$84.32	$85.79	$80.45	$83.48	$74.30	$73.18	$73.75	$70.70					
Soybean Oil (RBD) - Central Illinois / cwt	$75.57	$79.66	$91.29	$82.65	$96.50	$102.81	$98.78	$99.83	$87.30	$84.18	$83.80	$83.50					
Distiller's Corn Oil - IL/WI cwt	$64.76	$79.00	$76.00	$73.25	$78.73	$80.11	$74.28	$77.63	$72.50	$72.50	$72.45	$69.80					

2022 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	Average Wall Street Journal Prices (USD)																
Corn - Track Central IL #2 Yellow / bushel	$6.22	$6.70	$7.70	$6.90	$8.10	$8.23	$8.30	$8.20	$6.79	$7.60	$7.08	$7.01					

2022 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	Average Thomson Reuters Prices (USD)																
Palm oil - CIF Rotterdam / metric ton	$1,342	$1,502	$1,820	$1,555	$1,700	$1,698	$1,588	$1,662	$1,256	$1,075	$882	$1,130					
Soy meal - CIF Rotterdam / metric ton	$535	$576	$617	$576	$583	$531	$535	$550	$531	$538	$439	$535					

Comparison	*QTR. over QTR. (Sequential)*			*Year over Year (Q1)*		
	Q2-2022 Avg.	Q3-2022 Avg.	% Change	Q3-2021 Avg.	Q3-2022 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$79.51	$80.04	0.7%	$66.75	$80.04	19.9%
Yellow Grease - Illinois / cwt	$60.11	$61.09	1.6%	$44.70	$61.09	36.7%
Used Cooking Oil (UCO) - Illinois / cwt	$68.89	$64.98	-5.7%	$53.31	$64.98	21.9%
Meat and Bone Meal - Ruminant - Illinois / ton	$366.62	$404.41	10.3%	$385.53	$404.41	4.9%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$385.83	$388.85	0.8%	$337.15	$388.85	15.3%
Poultry By-Product Meal - Pet Food - Mid South / ton	$801.36	$762.27	-4.9%	$680.77	$762.27	12.0%
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$83.48	$70.70	-15.3%	$68.53	$70.70	3.2%
Soybean Oil (RBD) - Central Illinois / cwt	$99.83	$83.50	-16.4%	$83.59	$83.50	-0.1%
Distiller's Corn Oil - IL/WI per cwt	$77.63	$69.80	-10.1%	$59.27	$69.80	17.8%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$8.20	$7.01	-14.5%	$5.80	$7.01	20.9%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$1,662	$1,130	-32.0%	$1,213	$1,130	-6.8%
Soy meal - CIF Rotterdam / metric ton	$550	$535	-2.7%	$469	$535	14.1%

18
21

Adjusted EBITDA

Adjusted EBITDA *(U.S. dollars in thousands)*	Three Months Ended October 1, 2022		Three Months Ended October 2, 2021	Nine Months Ended October 1, 2022		Nine Months Ended October 2, 2021
Net income attributable to Darling	$ 191,081		$ 146,812	$ 581,130		$ 495,160
Depreciation and amortization	104,978		77,826	277,337		235,582
Interest expense	39,816		15,409	79,427		47,105
Income tax expense	35,215		42,637	108,631		126,324
Restructuring and asset impairment charges	-		-	8,557		778
Acquisition and integration costs	4,503		-	13,634		-
Foreign currency loss	493		205	6,005		1,299
Other expense, net	2,807		853	3,851		3,210
Equity in net income of Diamond Green Diesel	(103,414)		(53,951)	(248,898)		(281,964)
Equity in net income of other unconsolidated subsidiaries	(2,301)		(1,647)	(5,933)		(4,199)
Net income attributable to noncontrolling interests	1,220		1,394	6,731		4,533
Adjusted EBITDA (Non-GAAP)	$ 274,398		$ 229,538	$ 830,472		$ 627,828
Foreign currency exchange impact	18,426	(1)		41,581	(2)	
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 292,824		$ 229,538	$ 872,053		$ 627,828
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 120,333		$ 60,026	$ 297,503		$ 300,227
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$ 394,731		$ 289,564	$ 1,127,975		$ 928,055

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended October 1, 2022 of €1.00:USD$1.01 and CAD$1.00:USD$0.77, as compared to the average rate for the three months ended October 2, 2021 of €1.00:USD$1.18 and CAD$1.00:USD$0.79, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the nine months ended October 1, 2022 of €1.00:USD$1.06 and CAD$1.00:USD$0.78, as compared to the average rate for the nine months ended October 2, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.80, respectively.

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20 21 EVENT CALENDAR Q3 – 22 Earnings Stephens Investment Conference November 17 - Nashville Goldman Sachs Carbonomics Conference November 29 - London Goldman Sachs Global Energy and Clean Technology Conference January 5-6 – Miami BMO ESG Conference Dec. 5 – Virtual

21 21 Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long- lived asset impairment, interest expense, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP). As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at Oct. 1, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Q3 – 22 EARNINGS

22 21 Q 3 | N O V E M B E R 2 0 2 2 EARNINGS REPORT